EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(dollars in millions, except ratios)

                                                                                    BFGoodrich Performance Materials
                                                                   ----------------------------------------------------------------
                                                                      1996         1997         1998         1999         2000
                                                                   ----------------------------------------------------------------
Pre-tax income (loss) from continuing operations before
  adjustment for minority interests in consolidated subsidiaries
  or income or loss from equity investees                          $   107.6    $   115.6    $   134.9    $   104.4    $    86.2

Less: Capitalized interest                                              (2.4)        (1.7)        (1.4)        (0.1)        --

Amortization of interest costs previously capitalized                    0.7          1.0          1.3          1.6          1.6
                                                                   ----------------------------------------------------------------

Adjusted pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries
  or income or loss from equity investees                          $   105.9    $   114.9    $   134.8    $   105.9    $    87.8
                                                                   ================================================================

Fixed charges:

  Interest expense, including capitalized interest                       2.4          3.8          5.0          4.1          4.3
  Amortization of debt issuance costs                                   --           --           --           --           --
  Imputed interest portion of rent expense                               3.0          3.5          3.6          3.8          4.0
                                                                   ----------------------------------------------------------------

Total fixed charges                                                $     5.4    $     7.3    $     8.6    $     7.9    $     8.3
                                                                   ================================================================

Pre-tax income from continuing operations before
  adjustment for minority interests in consolidated subsidiaries
  or income or loss from equity investees plus fixed charges       $   111.3    $   122.2    $   143.4    $   113.8    $    96.1
                                                                   ================================================================

Ratio of earnings to fixed charges                                      20.6         16.7         16.7         14.4         11.6
                                                                   ================================================================

                                                                    BFGoodrich Performance Materials     Noveon, Inc.
                                                                    --------------------------------    --------------
                                                                       Three months     Two Months        One month
                                                                           Ended          Ended             Ended
                                                                         March 31,     February 28,       March 31,
                                                                           2000           2001              2001
                                                                    --------------------------------    --------------
Pre-tax income (loss) from continuing operations before
  adjustment for minority interests in consolidated subsidiaries
  or income or loss from equity investees                                $    36.3      $    10.5         $    (0.7)

Less: Capitalized interest                                                    --             --                --

Amortization of interest costs previously capitalized                          0.4            0.3               0.1
                                                                    --------------------------------    --------------

Adjusted pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries
  or income or loss from equity investees                                $    36.7      $    10.8         $    (0.6)
                                                                    ================================    ==============

Fixed charges:

  Interest expense, including capitalized interest                             1.1            0.5               7.3
  Amortization of debt issuance costs                                         --             --                 2.4
  Imputed interest portion of rent expense                                     1.1            0.6               0.3
                                                                    --------------------------------    --------------

Total fixed charges                                                      $     2.2      $     1.1         $    10.0
                                                                    ================================    ==============

Pre-tax income from continuing operations before
  adjustment for minority interests in consolidated subsidiaries
  or income or loss from equity investees plus fixed charges             $    38.9      $    11.9         $     9.4
                                                                    ================================    ==============

Ratio of earnings to fixed charges                                            17.7           10.8               (A)
                                                                    ================================    ==============

(A) Noveon Inc. experienced a loss in March 2001, and as a result, the ratio of earnings to fixed charges was less than 1:1. The Company would require additional earnings of $0.6 to achieve a coverage of 1:1.